Exhibit 4(b)
AMENDMENT NO. 13
TO
PPL EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, PPL Services Corporation (“PPL”) has adopted the PPL Employee Stock Ownership Plan (“Plan”) effective January 1, 2000; and
WHEREAS, the Plan was amended and restated effective January 1, 2002, and subsequently amended by Amendment No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12; and
NOW, THEREFORE, the Plan is hereby amended as follows:

I.	Effective February 11, 2016, Appendix A is amended to read as follows:

Appendix A
Participating Company

Name		Effective Date

1.	PPL Services Corporation	July 1, 2000

2.	PPL Electric Utilities Corporation	January 1, 1975

3.	PPL EnergyPlus, LLC	July 14, 1998
(not participating as of June 1, 2015)

4.	PPL Generation, LLC	July 1, 2000
(not participating as of June 1, 2015)

5.	PPL Brunner Island, LLC	July 1, 2000
(not participating as of June 1, 2015)

6.	PPL Holtwood, LLC	July 1, 2000
(not participating as of June 1, 2015)

7.	PPL Martins Creek, LLC	July 1, 2000
(not participating as of June 1, 2015)

8.	PPL Montour, LLC	July 1, 2000

(not participating as of June 1, 2015)

9.	PPL Susquehanna, LLC	July 1, 2000
(not participating as of June 1, 2015)

10.	PPLSolutions, LLC	January 1, 2002

11.	Lower Mount Bethel Energy, LLC	September 30, 2002
(not participating as of June 1, 2015)

12.	PPL Development Company, LLC	January 1, 2006

13.	PPL Global, LLC	January 1, 2006

14.	PPL Energy Services Group, LLC	September 25, 2006
(not participating as of June 1, 2015)

15.	PPL Interstate Energy Company	January 1, 2008
(not participating as of June 1, 2015)

16.	PPL Strategic Development, LLC	January 1, 2012

17.	PPL EnergyPlus Retail, LLC	June 23, 2011
(not participating as of June 1, 2015)

18.	PPL Energy Supply, LLC	September 17, 2012
(not participating as of June 1, 2015)

19.	PPL TransLink, Inc.	February 11, 2016

II.    Except as provided in this Amendment No. 13, all other provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 13 is executed this _____ day of _______________, 2016.

EMPLOYEE BENEFIT PLAN BOARD

By: _______________________________ Julissa Burgos Chair, Employee Benefit Plan Board